Exhibit 10.2(b)

Supplementary Agreement about transfer of heat supply station

No. 050038

Party A: Zhunger County People’s Government

Part B: Inner Mongolia Zhunger Heat Power Co., Ltd

In May, 2005, both parties proceeds deep discussion and negotiation about related items in transfer of heat supply station and reach agreement as follows:

1.	Influenced by objective reasons, party A agrees heating date by 2x12MW thermoelectric plant can be postponed and party B should generate electricity and supply heating on Oct. 15, 2005.

2.	With rapid development of municipal construction in Xuejiawan Town, if currently-constructed thermoelectric plant can not meet the needs in heating supply, party B agrees that party A can take heating supply into market operation. Party A can reprogram and approve to construct heat supply station according to heating requirement.

3.	This agreement has the same legal effect with the original agreement.

4.	If there is any item not mentioned here, both parties can discuss to solve.

5.	It will take effective when the date of signature.

6.	There are duplicate of this agreement, each party holds one.

Party A (stamp): Zhunger County People’s Government

Authorized representative: Ning Hai

Party B (stamp): Inner Mongolia Zhunger Heat Power Co., Ltd

Authorized representative: Guo Zhiyong

June 2, 2005